UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 17, 2006
Date of Report (Date of earliest event reported)
SYNAPTICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-49602	77-0118518
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
3120 SCOTT BLVD.
SUITE 130
SANTA CLARA, CALIFORNIA
95054
(Address of Principal Executive Offices) (Zip Code)
(408) 454-5100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On January 17, 2006, we granted an aggregate of 17,185 deferred stock units to certain of our directors, including our chief executive officer, pursuant to our amended and restated 2001 incentive compensation plan and adopted a form of deferred stock award agreement. In connection with the grants, we entered into a deferred stock award agreement with each of the following directors: Francis F. Lee (who is also our chief executive officer), Federico Faggin, Richard L. Sanquini, Keith B. Geeslin, and Ronald Van Dell.
          Pursuant to the agreements, each director becomes vested in the deferred stock units as to one-fourth of the deferred stock units on January 17, 2007, and as to one-forty-eighth of the deferred stock units on each monthly anniversary thereafter. Each director forfeits the unvested portion, if any, of his deferred stock units if the director’s service to our company is terminated for any reason, except as may otherwise be determined by the administrator of our amended and restated 2001 incentive compensation plan. The form of deferred stock award agreement for our amended and restated 2001 incentive compensation plan is attached hereto as Exhibit 10.6(c), and a schedule of the deferred stock award agreements entered into on January 17, 2006 (which are in the form attached as Exhibit 10.6(c)) is attached thereto.
Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

10.6 (c)	Form of deferred stock award agreement for Amended and Restated 2001 Incentive Compensation Plan

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED
Date: January 23, 2006	By:	/s/ Russell J. Knittel
Russell J. Knittel
Senior Vice President, Chief Financial Officer, Chief Administrative Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.6(c)	Form of deferred stock award agreement for Amended and Restated 2001 Incentive Compensation Plan